UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 13, 2004
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                           AMERICAN VANTAGE COMPANIES
             (Exact name of registrant as specified in its charter)


            Nevada                       0-10061                 04-2709807
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(State or other jurisdiction    (Commission File Number)    (IRS Employer
            of incorporation)                               Identification No.)


      4735 S. Durango Dr., Suite #105, Las Vegas, Nevada          89147
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           (Address of Principal Executive Offices)            (Zip Code)


       Registrant's telephone number, including area code: (702) 227-9800
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                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01.   Entry Into a Material Definitive Agreement.


         As previously disclosed, in conjunction with the February 3, 2004 Wellspring Media, Inc. ("Wellspring") acquisition, a Revolving Line of Credit arrangement ("Atlantic Line of Credit") with Atlantic Bank of New York ("Atlantic") was assumed by American Vantage Media Corporation, a wholly-owned subsidiary of American Vantage Companies (the "Company"). Wellspring's Atlantic Line of Credit was originally scheduled to expire on May 1, 2004. The Atlantic Line of Credit now has been extended to January 3, 2005. The "maximum revolving advance amount" has also been reduced from $4,500,000 to the current principal balance of $2,349,000. The inability to refinance the Atlantic Line of Credit with another lender, or to obtain another extension from Atlantic, could have a material adverse impact on the Company's financial condition and results of operations. While the Company believes that it will be successful in its efforts to refinance the Atlantic Line of Credit, no assurance can be given regarding whether, when or on what terms it will be able to refinance the Atlantic Line of Credit.


Item 9.01.  Financial Statements and Exhibits.

(a) Letter agreement, dated December 13, 2004, between Atlantic Bank of New York and Wellspring Media, Inc.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             AMERICAN VANTAGE COMPANIES




Date:  December 17, 2004     By:  /s/ Ronald J. Tassinari
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                                  Ronald J. Tassinari
                                  President and Chief Executive Officer